SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2013

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

             Delaware                                                          0-11720                                                     52-1206400
(State or Other Jurisdiction                         (Commission File Number)            (I.R.S. Employer
  of Incorporation)                             Identification No.)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
 (Zip Code)

                                   (828) 464-8741
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐               Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2013, Air T, Inc. (the “Company”) and AO Partners I, L.P. (“AO Partners”), AO Partners, LLC, Nicholas J. Swenson, Seth G. Barkett, William R. Foudray, Andrew L. Osborne, John M. LaFontsee, Scott A. Ronan, Nicholas P. Zaccagnini, Ryan P. Buckley, Thomas D. Gallagher and Christopher J. Richard (collectively, the “AO Partners Group”) entered into an agreement (the “Settlement Agreement”) to settle a pending contest relating to the election of directors to the Company’s Board of Directors (the “Board”) at the Company’s 2013 annual meeting of stockholders (the “ 2013 Annual Meeting”).  Collectively, the AO Partners Group currently owns approximately 14.9% of the Company’s common stock.

Pursuant to the Settlement Agreement, among other things:

•
The AO Partners Group has irrevocably withdrawn its nomination of a slate of ten directors in favor of an agreed slate of seven nominees to constitute the new board.  The agreed slate to be nominated by the Board includes three nominees—Nicholas J. Swenson, Seth G. Barkett and Andrew L. Osborne—who have been named by AO Partners (the “AO Partners Nominees”); three nominees—John G. Gioffre, Walter Clark and an individual to be selected by the Nominating Committee of the Board from a list of individuals provided to AO Partners (“the Committee Nominees”); and one additional nominee (the “Seventh Nominee”) who would be an “independent director” under the rules of the NASDAQ Stock Market and eligible to serve on the Company’s Audit Committee.  The Seventh Nominee must be mutually agreeable to 2/3 of each of the AO Partners Nominees and the Committee Nominees. In the event any of the seven nominees ceases to serve subsequent to his election, (i) only AO Partners may fill the vacancy of an AO Partners Nominee; (ii) only the remaining Committee Nominees may fill a vacancy of a Committee Nominee; and (iii) a vacancy of the Seventh Nominee may be filled only by a candidate who is mutually agreeable to 2/3 of both the AO Partners Nominees and the Committee Nominees.

•
The Company has agreed to promptly amend and restate its Rights Agreement, dated as of March 26, 2012, as amended (the “Rights Agreement”).  Amendments to the Rights Agreement will include (i) an increase in the triggering percentage of beneficial ownership of the Company’s common stock necessary to constitute a person, together with such person’s affiliates and associates, an “Acquiring Person” under the Rights Agreement, from 15% to 20% and (ii) the addition of a “chewable feature” that would make certain fully-financed, “qualifying offers” for all of the Company’s common stock at the same price, and that meet other requirements specified in the Rights Agreement, eligible for exemption from the operation of the Rights Agreement via a stockholder referendum unless the Board acts within a certain time following commencement of the qualifying offer to either redeem the rights, exempt the qualifying offer or call a special meeting of stockholders to vote on whether to exempt the qualifying offer.

•
The Company has agreed to submit a proposal to its stockholders at the 2013 Annual Meeting to approve the Rights Agreement.  The Company has agreed to include in its proxy statement soliciting votes in favor of approving the Rights Agreement a statement in close proximity to its statements in favor of approving the proposal a statement from the AO Partners Group stating why it intends to vote against the proposal to approve the Rights Agreement.  The Rights Agreement will be deemed approved if more votes are cast in favor of approval than are cast against approval (meaning that abstentions and broker non-votes will not affect the outcome of the vote).  Proxies submitted without voting direction on this proposal will be voted “Abstain.”

•
At the 2013 Annual Meeting, AO Partners Group has agreed to vote all its shares of the Company’s common stock it is entitled to vote (i) in favor of each of the seven nominees as described above and (ii) with respect to the advisory vote to approve executive compensation, ratification of independent auditors and any proposal made by a stockholder (but not with respect to the approval of the Rights Agreement or the advisory vote on the selection of the frequency of future advisory vote to approve executive compensation) in accordance with the Board’s recommendation.

•
The Board has agreed to disband the following committees promptly following execution of the Settlement Agreement:  the Executive Committee and the Special Committee of Directors (and its Subcommittee of Independent Directors), the formation and purposes of which were described in the Company’s press release dated May 9, 2013.

•	The 2013 Annual Meeting will be held no later than August 30, 2013.

•
Promptly following the 2013 Annual Meeting, the Company will reconstitute the Nominating Committee with three members, one of whom will be an AO Partners Nominee, one of whom will be a Committee Nominee and one of whom will be the Seventh Nominee.

•
Promptly following the 2013 Annual Meeting, the Company will reconstitute the Compensation Committee with three members, two of whom will be AO Partners Nominees and one of whom will be the Seventh Nominee.

•
Promptly following the 2013 Annual Meeting, the Board will establish a committee of three directors, two of whom will be AO Partners Nominees and one of whom will be a Committee Nominee, as the Capital Allocation Committee.  The Capital Allocation Committee will be charged with reviewing and recommending “for” or “against” all internal and external investments, acquisitions, securities purchases or sales, mergers and general investments in excess of $100,000 (each, an “Investment”).  All proposed Investments will be presented to the Capital Allocation Committee for its review and recommendation, and this committee may also propose Investments for consideration to the Board.  Although the Board is not obligated to undertake any Investment that receives a favorable recommendation from the Capital Allocation Committee, it may not undertake any Investment unless the proposed Investment has received the affirmative recommendation of the Capital Allocation Committee.  The Board’s election to take action contrary to a recommendation of the Capital Allocation Committee will, however, trigger the expiration of the “Standstill Provisions” described below.

•
Each of Mr. George Prill and Mr. Sam Chesnutt will be offered the position of Director Emeritus and will be paid a stipend determined by the Board for their participation in major Board meetings as non-voting observers.

•
The current Board will consider and pass, if a majority of the Board so approves, a motion to proceed with the prompt sale of the Company’s corporate aircraft, with the proceeds from such sale to be applied either (i) to invest in an internal project or investment with a projected 15%+ projected rate of return on capital investment, (ii) to repurchase the Company’s common stock or (iii) to pay a special dividend.  If such aircraft is sold, the Board may determine to charter equivalent aircraft as needed to keep customer service at the same level.

•
AO Partners and its affiliates and associates have agreed to a standstill provision (the “Standstill Provision”) pursuant to which they will not submit, and will not encourage any other stockholder to submit, a notice of intention to nominate directors at the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”) or notice of any other matter to be acted upon by the stockholders at the 2014 Annual Meeting (the “Standstill Provision”); provided, however, that the Standstill Provision will lapse upon the occurrence of any of the following events: (i) the stockholders approve the Rights Agreement at the 2013 Annual Meeting, (ii) the Company enters into a new stockholder rights agreement  or a similar agreement, (iii) the Board fails, by May 1, 2014, to nominate the AO Partners Nominees or the Seventh Nominee for election as directors at the 2014 Annual Meeting, (iv) the Board elects to take an action contrary to the recommendation of the Capital Allocation Committee with respect to an Investment; (v) the daily volume weighted average price of the Company’s common stock over any 15 days during a 30-day period commencing after the date of the 2013 Annual Meeting is less than 80% of the daily volume weighted price of the Company’s common stock on the date of the 2013 Annual Meeting; (vi) the Company reports a consolidated loss for two or more consecutive fiscal quarters; (vii) Mr. Swenson is not serving as Chairman of the Board of the Company at any time subsequent to the 2013 Annual Meeting; (viii) the size of the Board is increased or decreased without the approval of a majority of the Board, including a majority of the AO Partners Nominees; (ix) the charter of any of the Nominating Committee, the Compensation Committee or the Audit Committee is materially amended without the approval of a majority of the Board, including a majority of the AO Partners Nominees.

•
In connection with the settlement, the Company has agreed to reimburse AO Partners for its out-of-pocket expenses in the amount of $30,000 incurred in connection with its efforts to nominate and elect nominees at the 2013 Annual Meeting.

•
Unless earlier terminated, the Settlement Agreement will expire 30 days prior to the start of the period during which stockholders may submit notice of nominations for consideration at the Company’s 2015 annual meeting of stockholders.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 8.01.  Other Events.

On June 13, 2013, the Company AO Partners issued a press release announcing the signing of the Settlement Agreement.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1
Agreement, dated as of June 12, 2013, between the Company and AO Partners I, L.P., AO Partners, LLC, Nicholas J. Swenson, Seth G. Barkett, William R. Foudray, Andrew L. Osborne, John M. LaFontsee, Scott A. Ronan, Nicholas P. Zaccagnini, Ryan P. Buckley, Thomas D. Gallagher and Christopher J. Richard

99.1	Press Release of the Company and AO Partners, dated June 13, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2013

AIR T, INC.

By: /s/ Walter Clark
Walter Clark, Chief Executive Officer

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Exhibit Index

Exhibit	Description
10.1
Agreement, dated as of June 12, 2013, between the Company and AO Partners I, L.P., AO Partners, LLC, Nicholas J. Swenson, Seth G. Barkett, William R. Foudray, Andrew L. Osborne, John M. LaFontsee, Scott A. Ronan, Nicholas P. Zaccagnini, Ryan P. Buckley, Thomas D. Gallagher and Christopher J. Richard

99.1	Press Release of the Company and AO Partners I., L.P., dated June 13, 2013

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